UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/13/2007

NYSE Euronext
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33392

Delaware	20-5110848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

212-656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007, NYSE Euronext amended the terms of the awards granted in 2005 under the Euronext N.V. Executive Incentive Plan, as permitted by that plan, to take into account the April 4, 2007 combination of NYSE Group, Inc. and Euronext N.V. As a result of these changes, which were approved by Euronext N.V.'s shareholders on May 22, 2007, each participant will be entitled to elect either to (1) receive the participant's share award on an accelerated basis, at 100 percent of the target level, such shares to be restricted until December 31, 2007 or (2) retain the target share award through the end of the original 2005 to 2007 performance period, subject to achievement of an amended 2007 performance goal based on Euronext 2007 budgeted revenues, thus allowing the participant the opportunity to achieve an actual award of up to 120 percent of the target level as contemplated by the plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Date: June 13, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
General Counsel and Corporate Secretary